UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 27, 2015 (the “Redemption Date”), Ducommun Incorporated, a Delaware corporation (“Ducommun”) completed its previously announced redemption (the “Redemption”) of all outstanding amounts under its 9.75% senior notes due 2018 (the “Senior Notes”), at a redemption price (the “Redemption Price”) equal to 104.875% of each $1,000 principal amount of the Senior Notes, together with accrued and unpaid interest, if any, up to, but excluding, the Redemption Date. Upon the Redemption of the Senior Notes, the Indenture, dated as of June 28, 2011 (the “Indenture”), among Ducommun, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), under which the Senior Notes were issued, was satisfied and discharged, except with respect to those provisions of the Indenture that by their terms survive the satisfaction and discharge of the Indenture.

Item 8.01 Other Events.

In connection with the satisfaction and discharge of the Indenture, Ducommun issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release, dated July 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: July 27, 2015	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel